As filed with the Securities and Exchange Commission on June 1, 2010

Registration No. 333-134283

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CoreLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

95-1068610

(I.R.S. Employer Identification No.)

4 First American Way

Santa Ana, California 92707-5913

(Address of Principal Executive Offices)

CORELOGIC, INC. 2006 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Stergios Theologides, Esq.

Senior Vice President, General Counsel and Secretary

CoreLogic, Inc.

4 First American Way

Santa Ana, California 92707

(Name and address of agent for service)

(714) 250-6400

(Telephone number, including area code, of agent for service)

Copies to:

Sean Griffiths, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-134283 (the “Registration Statement”), as amended, is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by CoreLogic, Inc., a Delaware corporation (“CoreLogic” or the “Company”), a successor issuer to The First American Corporation, a California corporation (“TFAC”), as a result of CoreLogic, Inc.’s reincorporation from California to Delaware (the “Reincorporation”). Except as modified by this Amendment, CoreLogic expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Reincorporation or necessary to keep the Registration Statement from being misleading in any material respect.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents, which have heretofore been filed by CoreLogic with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, and pursuant to the Exchange Act, are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	TFAC’s annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act, containing audited financial statements for TFAC’s fiscal year ended December 31, 2009, as filed with the Commission on March 1, 2010;

(b)	TFAC’s Quarterly Report of Form 10-Q for the quarter ended March 31, 2010, filed on May 3, 2010;

(c)	TFAC’s Current Reports on Form 8-K, filed on January 6, 2010, January 15, 2010, April 2, 2010 and April 16, 2010 and May 20, 2010;

(d)	The Company’s Current Reports on Form 8-K filed on June 1, 2010;

(e)	The description of the Company’s shares of common stock, $0.00001 par value, contained in the Company’s Current Report on Form 8-K, filed on June 1, 2010, and any amendments or reports filed for the purpose of updating that description; and

(f)	The Company’s Current Report on Form 8-K12B, filed on June 1, 2010, which registers the shares under Section 12(b) of the Exchange Act.

All documents subsequently filed by CoreLogic with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that CoreLogic discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Company’s certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (“DGCL”), CoreLogic’s directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Company’s bylaws provide that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of CoreLogic’s directors or officers or is or was serving at the Company’s request as a director, officer, employee or agent of another registrant or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.

The Plan provides that, subject to certain conditions, each member of the Board of Directors, each member of the committee designated to administer the Plan, and any officer to whom any responsibility with respect to the Plan is delegated, shall be indemnified and held harmless by CoreLogic against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual, including amounts due under a settlement (with CoreLogic’s approval) or in satisfaction of any judgment in any action against such individual, in connection with or resulting from the individual’s action or failure to act under the Plan, unless the same is a result of the individual’s own willful misconduct or except as provided by statute.

CoreLogic also has a policy of liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of CoreLogic, Inc. dated May 28, 2010, as incorporated by reference herein from Exhibit 3.1 to the Form 8-K filed June 1, 2010

4.2	Bylaws of CoreLogic, Inc., effective June 1, 2010, incorporated by reference herein from Exhibit 3.2 to the Form 8-K filed June 1, 2010

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

24	Power of Attorney (included on signature page)

Item 9.	Undertakings

1.	CoreLogic hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

a.	paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by CoreLogic pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

b.

paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) do not apply if the Registration Statement is on Form S-3 or Form F03 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.      CoreLogic hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of CoreLogic’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CoreLogic pursuant to provisions and arrangements that exist whereby CoreLogic may indemnify such persons against liabilities arising under the Securities Act, or otherwise, CoreLogic has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CoreLogic of expenses incurred or paid by a director, officer or controlling person of CoreLogic in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CoreLogic will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CoreLogic, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on June 1, 2010.

CORELOGIC, INC.

By:	/s/ Anand K. Nallathambi
Name:	Anand K. Nallathambi
Title:	President and Chief Executive Officer (Principal Executive Officer)

We, the undersigned officers and directors of CoreLogic, Inc., do hereby constitute and appoint Stergios Theologides, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on June 1, 2010.

By:	/s/ Anthony S. Piszel
Name:	Anthony S. Piszel
Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Michael A. Rasic
Name:	Michael A. Rasic
Title:	Senior Vice President, Finance and Accounting (Principal Accounting Officer)

Signature	Title

/s/ Parker S. Kennedy Parker S. Kennedy	Executive Chairman

/s/ Matthew B. Botein Matthew B. Botein	Director

/s/ J. David Chatham J. David Chatham	Director

/s/ Christopher V. Greetham Christopher V. Greetham	Director

/s/ Anand K. Nallathambi Anand K. Nallathambi	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas C. O’Brien Thomas C. O’Brien	Director

/s/ John W. Peace John W. Peace	Director

/s/ D. Van Skilling D. Van Skilling	Director

/s/ David F. Walker David F. Walker	Director

/s/ Mary Lee Widener Mary Lee Widener	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of CoreLogic, Inc. dated May 28, 2010, as incorporated by reference herein from Exhibit 3.1 to the Form 8-K filed June 1, 2010

4.2	Bylaws of CoreLogic, Inc., effective June 1, 2010, incorporated by reference herein from Exhibit 3.2 to the Form 8-K filed June 1, 2010

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

24	Power of Attorney (included on signature page